UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Ashford Inc.
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This Schedule 14A filing consists of the transcript of Ashford Inc.’s (“Ashford”) earnings conference call for its fourth quarter ended December 31, 2015 held on dated February 26, 2016.

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Stacy Feit
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(213) 486-6549

ASHFORD INC. FOURTH QUARTER 2015

EARNINGS CONFERENCE CALL

February 26, 2016

11:00 a.m. Central

Introductory Comments — Stacy Feit

Good day, everyone, and welcome to today’s conference call to review results for Ashford Inc. for the fourth quarter of 2015 and to update you on recent developments.  On the call today will be Monty Bennett, Chairman and Chief Executive Officer, and Deric Eubanks, Chief Financial Officer.  The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday afternoon in a press release that has been covered by the financial media.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to numerous assumptions, uncertainties, and known or unknown risks, which could cause actual results to differ materially from those anticipated.  These risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.  The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on February 25, 2016, and may also be accessed through the Company’s website at www.ashfordinc.com.  Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release.

I will now turn the call over to Monty Bennett.  Please go ahead sir.

Introduction — Monty Bennett

Good morning everyone, and thank you for joining us. We are pleased to present our financial results for the fourth quarter of 2015.  I’ll begin by reviewing our performance highlights, including the proposed transformational business combination with Remington.  Afterwards, Deric will review our financial results and then we’ll take your questions.

2015 was an exciting year for Ashford. We completed our first full year as an independent public company, grew our assets under management by approximately $750 million, or 14%, and announced the proposed business combination with Remington.

Our strategy is built around our ability to leverage the combined expertise of our management team to both grow our company and the platforms we advise. I believe we have the most highly aligned, stable and effective management team in the hotel industry. Our track record of success speaks for itself, as this is the same team that has generated a 105% total shareholder return for Ashford Trust since that company’s IPO. Acting like shareholders has always distinguished us from others in our industry and we consider it one of our main competitive advantages and a primary reason for our superior performance.

Ashford currently advises two publicly-traded REIT platforms - Ashford Trust and Ashford Prime - which together have 144 hotels with approximately 31,000 rooms and over $6 billion in assets. In 2015, with the backdrop of solid industry fundamentals, both of these platforms performed very well, with Trust and Prime realizing strong RevPAR growth of 6.5% and 7.3%, respectively.

Ashford has a high-growth, fee-based business model with a diversified platform of multiple fee generators. It’s a scalable platform with attractive margins and low capital needs.  Additionally, it has a very stable cash flow base as the advisory agreements with the REITs stipulate that the minimum base fee can’t drop by more than 10% from the previous year’s base fee.  As we move into 2016, our company’s main focus is to consummate a transaction with Remington, accretively grow our existing REIT platforms and deliver superior shareholder returns compared to their peers, and continue to look for strategic opportunities and additional platforms to grow Ashford’s business and deliver superior returns to our shareholders.

We have a revolutionary fee structure in place with Trust and Prime that incentivizes shareholder value creation. With the base fee driven by share price performance and an incentive fee based on total shareholder return outperformance versus peer groups, this management team’s primary focus is maximizing returns in our REIT platforms.

I would now like to review the proposed business combination with Remington Holdings which we expect to result in significant value creation for Ashford shareholders. This would be a transformational transaction for Ashford as it would create the only public pure-play provider of asset and property management services to the lodging industry with a deal structure that is very favorable for our shareholders.

The addition of Remington will expand Ashford’s asset-light, fee-based business model and will diversify and grow Ashford’s cash flow by adding base and incentive fees which are tied to property performance. Additionally, we have structured this transaction with very little cash consideration and instead with common stock valued substantially above today’s trading price which underscores the sellers’ belief in the future growth prospects for Ashford and Remington.

The transaction is on track to be completed during the first half of 2016, subject to customary closing conditions including obtaining a private letter ruling from the IRS as well as approval by Ashford stockholders.

In closing, we are optimistic about the prospects for our two managed REIT platforms and expect both to continue their strong performance.  Additionally, we are very excited about the combination with Remington, which will rapidly build operating scale and earnings power for the Ashford platform, and we expect this to significantly accelerate Ashford’s growth, driving meaningful value creation for our shareholders. I will now turn the call over to Deric to review our financial performance for the fourth quarter.

Financial Review — Deric Eubanks

Thanks, Monty.

I’d like to remind everyone that our financials for the fourth quarter of 2015 are presented in accordance with GAAP which requires that historical carve-out financial statements be presented.  Accordingly, our results for the prior year period may not be representative of results in future periods.  Also, for the fourth quarter, we have consolidated the financial position and operating results of the private investment funds managed by Ashford Investment Management. The financial impact from this consolidation is adjusted out of our financials through the non-controlling interests in consolidated entities line items on the Company’s income statement and balance sheet.

For the fourth quarter ended December 31, 2015, advisory services revenue totaled $16.8 million, including $11.2 million from Trust and $5.6 million from Prime.

Adjusted EBITDA for the fourth quarter of 2015 was $4.6 million, compared with a loss of $1.0 million for the fourth quarter of 2014.

Adjusted Net Income for the fourth quarter of 2015 was $4.0 million, or $1.80 per diluted share, compared with a loss of $1.8 million, or $0.89 per diluted share, for the fourth quarter of 2014.

At the end of the fourth quarter 2015, the Company had approximately $6.3 billion of assets under management from its managed companies and Ashford had $23.4 million in corporate cash.

Also, as of December 31, 2015, Ashford had 2.2 million fully diluted total shares of common stock and units outstanding.

That concludes our prepared remarks and we will now open it up for your questions.

Q&A

Ending — Monty Bennett

Thank you all for your participation today.  We look forward to speaking with you again on our next call.

*  *  *  *  *

Ashford is a global asset management company focused on managing real estate, hospitality, and securities platforms.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the failure to satisfy conditions to completion of the transaction, including receipt of regulatory approvals, stockholder approval and a private letter ruling from the IRS; changes in the business or operating prospects of Remington; adverse litigation or regulatory developments; our success in implementing our business development plans of integrating Ashford’s and Remington’s business and realizing the expected benefits of the transaction; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

In connection with the proposed transaction with Remington, Ashford will file with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A. Additionally, Ashford files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF ASHFORD ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ASHFORD WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASHFORD AND THE TRANSACTION. The definitive proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Ashford with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission at the Ashford’s website, www.ashfordinc.com, under the “Investors” link, or by requesting them in writing or by telephone from us at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attn: Investor Relations or (972) 490-9600.

Ashford and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ashford’s stockholders with respect to the transaction. Information about Ashford’s directors and executive officers and their ownership of its common stock is set forth in the definitive proxy statement and the proxy statement for Ashford’s 2015 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 17, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials filed with Securities and Exchange Commission in connection with the transaction.